HEARING NO. 106,804

RE: DGSE CORPORATION	§	BEFORE THE COMPTROLLER
	§	OF PUBLIC ACCOUNTS
	§	OF THE STATE OF TEXAS
§
	§	SUSAN COMBS
	§	Texas Comptroller of Public Accounts
TAXPAYER NO: 17521848246	§
AUDIT OFFICE: Audit - Dallas W 2150	§	PERRY S. HEITMAN
AUDIT PERIOD: March 1, 2006	§	Representing Tax Division
THROUGH November 30, 2009	§
	§	CYNTHIA OHLENFORST
Sales And Use Tax/RDT	§	Representing Petitioner

COMPTROLLER’S DECISION

On March 17, 2014, the Tax Division and Petitioner moved to dismiss this case on the basis of agreement. Petitioner’s liability has been calculated in accordance with the agreement, and the resulting liability is set forth in Attachment A, which is incorporated herein by reference and approved and adopted in all respects. It is therefore ORDERED that the petition be dismissed and the audit be made final in accordance with the agreement of the parties and Attachment A.

This Decision becomes final twenty days after the date Petitioner receives notice of this Decision, and the total sum of the tax, penalty, and interest amounts is due and payable within twenty days thereafter. If such sum is not paid within such time, an additional penalty of ten percent of the taxes due will accrue, and interest will continue to accrue. If either party desires a rehearing, that party must file a motion for rehearing, which must state the grounds for rehearing, no later than twenty days after the date Petitioner receives notice of this Decision. Notice of this Decision is presumed to occur on the third day after the date of this Decision.

Signed on this 29th day of May 2014.

SUSAN COMBS
Comptroller of Public Accounts

by:	/s/ Martin A. Hubert
Martin A. Hubert
Deputy Comptroller